EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cumberland Pharmaceuticals Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” and “Selected Consolidated Financial Data” in the prospectus.

Nashville, Tennessee
May 12, 2009